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                                                                    Exhibit 99.3


                                 FMC CORPORATION

               Instruction to Registered Holder and/or Depository
                 Trust Company Participant from Beneficial Owner

                              Offer to exchange its
                     10 1/4% Senior Secured Notes due 2009,
           which have been registered under the Securities Act of 1933 for any and all of its
                outstanding 10 1/4% Senior Secured Notes due 2009


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON               , 2003, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION
DATE"). TENDERS MAY BE WITHDRAWN BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated            ,
2003 (as the same may be amended or supplemented from time to time, the "Prospectus") of FMC Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange up to $355,000,000 aggregate principal amount of its 10 1/4% Senior Secured Notes due 2009 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its 10 1/4% Senior Secured Notes due 2009 (the "Outstanding Notes") that were issued and sold in reliance upon an exemption from registration under the Securities Act. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$                          of the 10 1/4% Senior Secured Notes due 2009.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

      [_] To TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED (IF LESS THAN ALL)): $

      [_] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.


If the undersigned instructs you to tender the Outstanding Notes hereby for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the undersigned is not an "affiliate" of the Company as defined in Rule 405 under the Securities Act, (2) any New Notes to be received by the undersigned are being acquired in the ordinary course of its business, (3) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer, and (4) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the

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meaning of the Securities Act) of such New Notes. The Company may require the undersigned, as a condition of the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "Beneficial Owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 on behalf of whom the undersigned holds the Outstanding Notes to be exchange in the Exchange Offer. By tendering Outstanding Notes pursuant to the Exchange Offer, a holder of Outstanding Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Outstanding Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such New Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

________________________________________________________________________________
                                    SIGN HERE

________________________________________________________________________________
                           Name of beneficial owner(s)

________________________________________________________________________________

________________________________________________________________________________
                                    Signature

________________________________________________________________________________

________________________________________________________________________________
                             Name(s) (please print)

________________________________________________________________________________

________________________________________________________________________________
                                    (Address)

________________________________________________________________________________
                               (Telephone Number)

________________________________________________________________________________
               (Taxpayer Identification or Social Security Number)

________________________________________________________________________________
                                      Date